SCHEDULE A
                        AS LAST AMENDED FEBRUARY 29, 2008
                                     TO THE
                               ADVISORY AGREEMENT
                         DATED JANUARY 18, 2008 BETWEEN
                                 RYDEX ETF TRUST
                                       AND
                             PADCO ADVISORS II, INC.

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:

FUND                                                             RATE
---                                                             -----
Rydex S&P Equal Weight ETF                                      0.40%
Rydex Russell Top 50(R) ETF                                     0.20%
Rydex S&P 500 Pure Growth ETF                                   0.35%
Rydex S&P 500 Pure Value ETF                                    0.35%
Rydex S&P MidCap 400 Pure Growth ETF                            0.35%
Rydex S&P MidCap 400 Pure Value ETF                             0.35%
Rydex S&P SmallCap 600 Pure Growth ETF                          0.35%
Rydex S&P SmallCap 600 Pure Value ETF                           0.35%
Rydex S&P Equal Weight Consumer Discretionary ETF               0.50%
Rydex S&P Equal Weight Consumer Staples ETF                     0.50%
Rydex S&P Equal Weight Energy ETF                               0.50%
Rydex S&P Equal Weight Financials ETF                           0.50%
Rydex S&P Equal Weight Health Care ETF                          0.50%
Rydex S&P Equal Weight Industrials ETF                          0.50%
Rydex S&P Equal Weight Materials ETF                            0.50%
Rydex S&P Equal Weight Technology ETF                           0.50%
Rydex S&P Equal Weight Utilities ETF                            0.50%
Rydex 2x S&P 500 ETF                                            0.70%
Rydex Inverse 2x S&P 500 ETF                                    0.70%
Rydex 2x S&P MidCap 400 ETF                                     0.70%
Rydex Inverse 2x S&P MidCap 400 ETF                             0.70%
Rydex 2x S&P SmallCap 600 ETF                                   0.70%
Rydex Inverse 2x S&P SmallCap 600 ETF                           0.70%
Rydex 2x Russell 2000(R) ETF                                    0.70%
Rydex Inverse 2x Russell 2000(R) ETF                            0.70%
Rydex 2x S&P Select Sector Energy ETF                           0.70%
Rydex Inverse 2x S&P Select Sector Energy ETF                   0.70%
Rydex 2x S&P Select Sector Financials ETF                       0.70%
Rydex Inverse 2x S&P Select Sector Financials ETF               0.70%
Rydex 2x S&P Select Sector Technology ETF                       0.70%
Rydex Inverse 2x S&P Select Sector Technology ETF               0.70%

FUND                                                             RATE
---                                                             -----
Rydex 2x S&P Select Sector Consumer Discretionary ETF           0.70%
Rydex Inverse 2x S&P Select Sector Consumer Discretionary ETF   0.70%
Rydex 2x S&P Select Sector Consumer Staples ETF                 0.70%
Rydex Inverse 2x S&P Select Sector Consumer Staples ETF         0.70%
Rydex 2x S&P Select Sector Health Care ETF                      0.70%
Rydex Inverse 2x S&P Select Sector Health Care ETF              0.70%
Rydex 2x S&P Select Sector Industrials ETF                      0.70%
Rydex Inverse 2x S&P Select Sector Industrials ETF              0.70%
Rydex 2x S&P Select Sector Materials ETF                        0.70%
Rydex Inverse 2x S&P Select Sector Materials ETF                0.70%
Rydex 2x S&P Select Sector Utilities ETF                        0.70%
Rydex Inverse 2x S&P Select Sector Utilities ETF                0.70%